UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2005

Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-108780 (Commission File Number)	20-0138854 (IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas (Address of Principal Executive Offices)	77056-6118 (Zip Code)

(888)-220-6121
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On January 10, 2005, we entered into indemnification agreements with the following individuals, constituting all of the members of our board of directors and each of our executive officers:

•	Jeffrey C. Hines, the Chairman of our board of directors;

•	C. Hastings Johnson, a member of our board of directors;

•	George A. Davis, a member of our board of directors;

•	Thomas A. Hassard, a member of our board of directors;

•	Stanley D. Levy, a member of our board of directors;

•	Charles M. Baughn, our Chief Executive Officer;

•	Charles N. Hazen, our President and Chief Operating Officer;

•	Sherri W. Schugart, our Chief Financial Officer; and

•	Frank R. Apollo, our Chief Accounting Officer.

     The purpose of these agreements is to provide contractual rights to indemnification to our directors and officers. These rights are consistent with the mandatory indemnification requirements contained in our Amended and Restated Articles of Incorporation (the “Articles”). Pursuant to these agreements and our Articles, we must indemnify and hold harmless each of the individuals listed above from certain expenses, including attorneys’ and associated legal fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred in connection with certain judicial or other proceedings arising by reason of the status of such persons as our directors and officers.

     In addition to their relationships with us, each of the individuals listed above other than Messrs. Davis, Hassard and Levy has a relationship with our sponsor Hines Interests Limited Partnership and one or more of its affiliates, including Hines Advisors Limited Partnership and Hines-Sumisei U.S. Core Office Fund, L.P. These relationships include both employment relationships with and/or beneficial ownership of equity interests in such entities.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
January 10, 2005	By:	/s/ Charles M. Baughn
Charles M. Baughn
Chief Executive Officer